SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2007 (September 13, 2007)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2007, Tri-S Security Corporation (the “Company”) entered into a Settlement Agreement and General Release (the “Settlement Agreement”), among the Company, Paragon Systems, Inc., a wholly-owned subsidiary of the Company (“Paragon”), and Ronald G. Farrell, the Company’s Chief Executive Officer, on the one hand, and Charles Keathley, Robert Luther, John Wilson and Harold Bright, on the other hand (collectively, the “Selling Shareholders”), with respect to all of the litigation pending among the Company, Paragon, Mr. Farrell and the Selling Shareholders (collectively, the “Litigation”). Pursuant to the Settlement Agreement:

(i) the Company paid the Selling Shareholders an aggregate of $1,200,000;

(ii) the Selling Shareholders and the Company cancelled the shares of the Company’s Series C Redeemable Preferred Stock held by the Selling Shareholders, which shares had an aggregate redemption value of $6,000,000;

(iii) the Selling Shareholders terminated and released their security interest in the outstanding shares of capital stock of Paragon;

(iv) the Company issued to the Selling Shareholders an aggregate of 665,000 shares (the “Settlement Shares”) of the Company’s common stock (the “Common Stock”) and an aggregate of 100 shares of the Company’s newly-designated Series D Redeemable Preferred Stock (the “Preferred Shares”), which Preferred Shares (a) have an aggregate redemption value of $1,500,000, payable upon the earlier of September 13, 2012 or the date on which the Company sells 70% or more of its assets in one or more transactions (unless the proceeds from such sale are reinvested in the Company’s business, used to restructure debt or used for acquisitions or working capital purposes), and (b) accrue dividends of $750 per share per annum and are payable quarterly;

(v) the Company agreed not to amend Mr. Farrell’s employment agreement with the Company to increase or enhance the compensation or benefits payable to him thereunder until September 13, 2008;

(vi) the Company agreed to issue to the Selling Shareholders an aggregate of 10% of any equity securities of the Company which are issued to Mr. Farrell during the period commencing on May 18, 2007 and ending on May 18, 2008;

(vii) the Selling Shareholders granted to Mr. Farrell a proxy (the “Voting Agreement”) to vote, in his sole and absolute discretion, an aggregate of 700,000 shares of Common Stock held by them until such time as such shares are sold by them to an unaffiliated party in accordance with the terms of the Securities Act of 1933, as amended (the “Securities Act”);

(viii) the Company agreed to indemnify the Selling Shareholders for costs and expenses incurred by them relating to the litigation pending against the Company in the United States District Court for the Northern District of Georgia regarding the Company’s initial public offering; and

(ix) the Company, Paragon and the Selling Shareholders released each other from all claims and obligations among them existing as of September 13, 2007 (except for obligations arising pursuant to the terms of the Settlement Agreement) and have agreed to cause the Litigation to be dismissed with prejudice.

The description of the Settlement Agreement and the Voting Agreement contained herein is qualified in its entirety by reference to the full text of the Settlement Agreement and the Voting Agreement which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report and incorporated herein by this reference.

Item 3.02 Unregistered Sale of Equity Securities.

In accordance with the Settlement Agreement, the Company issued to the Selling Shareholders the Settlement Shares on September 13, 2007, and the Preferred Shares on September 14, 2007. The Settlement Shares and the Preferred Shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”). The Company based such reliance upon representations made by the Selling Shareholders regarding their investment intent, sophistication and status as “accredited investors”, as defined in Rule 501 of Regulation D, among other things.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2007, the Company amended its Amended and Restated Articles of Incorporation by filing with the Secretary of State of the State of Georgia Articles of Amendment thereto which designate the rights, preference, designations, qualifications and limitations of the Preferred Shares (the “Charter Amendment”). The Charter Amendment is set forth as Exhibit 3.1 to this Current Report and is incorporated herein by this reference.

On September 13, 2007, the Board of Directors amended the Company’s Amended and Restated Bylaws to eliminate the provision thereof which limited the grant of a proxy to only one meeting and any adjournments thereof (the “Bylaw Amendment”). The Bylaw Amendment is set forth as Exhibit 3.2 to this Current Report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. None.

(b) Pro Forma Financial Information. None.

(c) Shell Company Transactions. None.

(d) Exhibits.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Tri-S Security Corporation, effective September 14, 2007.

3.2	Amendment to the Amended and Restated Bylaws of Tri-S Security Corporation, adopted September 13, 2007.

99.1	Settlement Agreement and General Release, dated September 13, 2007, among the Company, Paragon Systems, Inc., Ronald G. Farrell, Charles Keathley, Robert Luther, Harold Bright and John Wilson.

99.2	Voting Agreement, dated September 13, 2007, among the Company, Charles Keathley, Robert Luther, Harold Bright and John Wilson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: September 19, 2007

EXHIBIT INDEX

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Tri-S Security Corporation, effective September 14, 2007.

3.2	Amendment to the Amended and Restated Bylaws of Tri-S Security Corporation, adopted September 13, 2007.

99.1	Settlement Agreement and General Release, dated September 13, 2007, among the Company, Paragon Systems, Inc., Ronald G. Farrell, Charles Keathley, Robert Luther, Harold Bright and John Wilson.

99.2	Voting Agreement, dated September 13, 2007, among the Company, Charles Keathley, Robert Luther, Harold Bright and John Wilson.